Exhibit 99.1

               FIRST NIAGARA FINANCIAL GROUP, INC. REPORTS RECORD
                       NET INCOME FOR THE 2004 1st QUARTER

Lockport, N.Y. - April 20, 2004 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the quarter ended March 31, 2004 increased to $11.9 million, or $0.15 per diluted share from $7.6 million, or $0.11 per diluted share for the same period of 2003. This represents a 56% increase in net income and a 36% increase in diluted earnings per share over the prior year first quarter. On a linked quarter basis, net income increased 18% from $10.1 million while diluted earnings per share was consistent at $0.15 per share.

First quarter 2004 results include the operations of the former Troy Financial Corporation, Inc. That acquisition closed effective January 16, 2004, and included the issuance of 13.3 million shares of First Niagara stock and cash payments totaling $155 million. Troy added approximately $760 million of loans, of which 64% were commercial mortgage and business loans, and approximately $924 million of deposits, 75% of which were core deposits. The Company incurred approximately $1.3 million of pre-tax merger and integration related expenses during the quarter, which reduced diluted earnings by $0.01 per share. Merger and integration expenses related to the Troy acquisition were lower than originally projected and will be minimal for the remainder of 2004.

"I am pleased to report that through the efforts of many dedicated employees, the integration of Troy Financial is going very smoothly and is now substantially complete," stated President and CEO, Paul J. Kolkmeyer. "First quarter results reflect the addition of Troy's loan portfolio, which had excellent credit quality, and a balance sheet mix which furthered our strategic initiatives of increasing commercial loans and core deposits. I am also pleased that we have not only maintained, but slightly grew the level of deposits acquired from Troy, which reflects our experience as an effective acquirer and a strong commitment to customer service. With the recently announced acquisition of Hudson River Bancorp, we feel that there are even more opportunities to leverage the Troy acquisition, which gave us a presence in an attractive and higher growth market in Upstate New York. Once the Hudson River acquisition is completed, we will have the second largest market share in the 10 county Capital Region."

Net interest income increased 30% to $36.6 million for the first quarter of 2004 from $28.3 million for the fourth quarter of 2003. This improvement primarily reflects the shift in funding mix from higher rate certificates of deposit to lower cost core deposits, as well as the further deployment of short-term assets to higher yielding investment securities. This change in balance sheet mix caused our net interest rate spread to increase 19 basis points during the first quarter and our net interest margin to improve to 3.56%. Excluding the loans acquired from Troy, the net increase in loans was $17.5 million during the quarter. This increase was attributable to a $39.6 million, or 17% annualized, increase in commercial real-estate and business loans, partially mitigated by the continuing repayment of residential real-estate loans held in portfolio. A $1.8 million provision for credit losses was made in the 2004 first quarter as credit quality remained stable and loan loss experience continued at low levels. The non-performing loans as a percentage of total loans ratio of 0.53% was consistent with the fourth quarter of 2003 level of 0.54%. Excluding the accounts acquired from Troy, deposits increased slightly from the December 31, 2003 levels as core deposit growth offset the maturities of higher rate certificates of deposit.

Mr. Kolkmeyer further stated, "We are pleased with the continuing improvement in our balance sheet mix and net interest margin. Given the current interest rate environment and the impact of competitive market pricing on commercial real-estate and business loans, we expect that our net interest margin will remain at the current level throughout 2004."

For the first quarter of 2004, the Company had $11.9 million of noninterest income, compared to $11.2 million for the fourth quarter of 2003. The 2004 quarter benefited from approximately $1.3 million of revenue contributed by Troy, as well as the receipt of $300 thousand of 2003 contingent profit sharing insurance commissions, which is typically received during the first two quarters of the year. These increases were partially offset by lower banking service charges and fee income, due to the seasonality of that revenue, and lower gains from the sale of residential mortgage loans. The Company expects that noninterest income will continue to improve from these levels as the First Niagara business model is fully implemented throughout its branch network.

Noninterest expense for the three months ended March 31, 2004 was $28.6 million versus $22.7 million for the three months ended December 31, 2003. This increase is partially attributable to the $1.3 million of Troy merger and integration related expenses incurred during the first quarter of 2004, which included marketing in the Capital region and other expenses associated with the acquisition. The remainder of this increase can primarily be attributed to the operating costs associated with the 21 banking centers, increased personnel and core deposit intangibles acquired from Troy.

Outlook - "Based upon the results of the first quarter, as well as the current interest rate environment, we are comfortable with the average analyst consensus estimate of $0.63 per diluted share for 2004," stated Mr. Kolkmeyer. "This would represent a 19% increase over 2003 and is above our long-term average annual growth rate target of 15%."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $4.98 billion and deposits of $3.30 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 68 banking centers, a loan production office, several financial services subsidiaries, and 92 ATMs across New York State. On April 2, 2004 the Company announced its intentions to acquire Hudson River Bancorp, Inc, a $2.6 billion asset bank headquartered in Hudson, New York.

Conference Call - A conference call will be held at 10:00 a.m. Eastern Time on Tuesday April 20, 2004 to discuss these first quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until April 26, 2004 by dialing 1-877-660-6853, account number 6340, conference number 100338.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
Paul J. Kolkmeyer......... President and CEO
John R. Koelmel........... Chief Financial Officer
Christopher J. Thome...... Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com
Leslie G. Garrity......... Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                               2004                                   2003
                                                            ----------    ---------------------------------------------------------
                                                             March 31,    December 31,    September 30,    June 30,       March 31,
                                                            ----------    ------------    -------------   ----------     ----------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                                $4,979,890      3,589,507       3,533,430      3,561,646      3,603,432
Total interest-earning assets                               $4,335,885      3,261,953       3,195,743      3,250,449      3,292,424
Fed funds and other short-term investments                  $   32,373        124,255         134,482        159,675        392,956
Securities, at amortized cost                               $1,232,352        846,450         753,193        806,552        666,750
Loans:
   Real estate:
    Residential                                             $1,154,084        948,877         965,486        987,426        997,078
    Home equity                                             $  221,486        179,282         176,269        168,725        167,267
    Commercial and multi-family                             $  970,516        653,976         631,041        589,122        549,724
    Commercial construction                                 $  107,323         86,154         102,625        111,492        111,736
                                                            ----------     ----------      ----------     ----------     ----------
      Total real estate loans                               $2,453,409      1,868,289       1,875,421      1,856,765      1,825,805
                                                            ----------     ----------      ----------     ----------     ----------

   Commercial business                                      $  402,261        215,000         225,561        221,316        208,137
   Consumer                                                 $  207,834        202,630         201,092        197,364        188,552
   Net deferred costs and discounts                         $   10,394          8,704           8,688          9,082          8,688
                                                            ----------     ----------      ----------     ----------     ----------
      Total loans                                           $3,073,898      2,294,623       2,310,762      2,284,527      2,231,182
   Allowance for credit losses                              $   40,766         25,420          25,219         24,781         23,913
                                                            ----------     ----------      ----------     ----------     ----------
      Loans, net                                            $3,033,132      2,269,203       2,285,543      2,259,746      2,207,269
Goodwill and other intangibles                              $  348,980        114,698         115,084        107,803        107,048

Total interest-bearing liabilities                          $3,711,906      2,642,798       2,586,081      2,624,447      2,697,244
Deposits:
   Interest-bearing:
    Savings                                                 $1,049,151        654,320         646,284        666,003        688,597
    Interest-bearing checking                               $  869,556        538,967         540,999        540,274        511,941
    Certificates of deposit                                 $1,131,373        991,545         973,070        982,903      1,054,996
   Noninterest-bearing                                      $  248,970        170,384         158,915        166,059        143,263
                                                            ----------     ----------      ----------     ----------     ----------
      Total deposits                                        $3,299,050      2,355,216       2,319,268      2,355,239      2,398,797

Short-term borrowings                                       $  154,383         87,148          85,020         67,564         63,980
Long-term borrowings                                        $  507,443        370,818         340,708        367,703        377,730
Stockholders' equity                                        $  938,023        728,174         723,047        718,390        711,646
Tangible equity (1)                                         $  589,043        613,476         607,963        610,587        604,598
Fair value adjustment included in
   stockholders' equity                                     $    4,011           (341)          1,397          3,558          3,333
Common shares outstanding                                       79,712         66,326          66,370         66,228         66,071
Total loans serviced for others                             $  347,291        246,078         250,082        271,401        289,341

-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL
-----------------------------------------------------------------------------------------------------------------------------------

Tier 1 risk based capital                                        17.33%         17.94%          18.59%         18.70%         18.64%
Total risk based capital                                         18.58%         19.04%          19.70%         19.80%         19.70%
Tier 1 (core) capital                                            11.74%         11.92%          12.48%         12.40%         12.21%
Tangible capital                                                 11.39%         11.87%          12.42%         12.34%         12.15%
Equity to assets                                                 18.84%         20.29%          20.46%         20.17%         19.75%
Book value per share                                        $    11.77          10.98           10.89          10.85          10.77
Tangible book value per share (1)                           $     7.39           9.25            9.16           9.22           9.15

-----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------

Non-performing loans:
   Residential                                              $    4,410          3,905           3,605          3,395          3,723
   Home equity                                              $      440            401             310            467            474
   Commercial real-estate and multi-family                  $    7,057          3,878           2,889          1,614          1,537
   Consumer                                                 $      594            538             679          1,040            630
   Commercial business                                      $    3,771          3,583           4,204          3,537          3,572
                                                            ----------     ----------      ----------     ----------     ----------
    Total non-performing loans                              $   16,272         12,305          11,687         10,053          9,936
Other non-performing assets                                 $      563            543           1,196          1,375          1,646
                                                            ----------     ----------      ----------     ----------     ----------
Total non-performing assets                                 $   16,835         12,848          12,883         11,428         11,582

Provision for credit losses                                 $    1,750          2,007           1,757          2,208          1,957
Net loan charge-offs                                        $    1,054          1,806           1,319          1,340            918
Net charge-offs to average loans (annualized)                     0.14%          0.31%           0.23%          0.24%          0.17%
Provision for credit losses as a
   percentage of net loan charge-offs                           166.03%        111.13%         133.21%        164.78%        213.18%
Total non-performing loans to total loans                         0.53%          0.54%           0.51%          0.44%          0.45%
Total non-performing assets as a
   percentage of total assets                                     0.34%          0.36%           0.36%          0.32%          0.32%
Allowance for credit losses to total loans                        1.33%          1.11%           1.09%          1.08%          1.07%
Allowance for credit losses
   to non-performing loans                                      250.53%        206.58%         215.79%        246.50%        240.67%

Personnel FTE                                                    1,177            944             915            891            897
Number of banking centers                                           68             47              46             46             45

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                             2004                                  2003
                                                            -------   ------------------------------------------------------------
                                                             First     Year Ended   Fourth        Third       Second        First
                                                            Quarter   December 31,  Quarter      Quarter      Quarter      Quarter
                                                            -------   ------------  -------      -------      -------      -------
----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
----------------------------------------------------------------------------------------------------------------------------------
Interest income                                             $53,056     169,959      42,450       41,984       42,602       42,923
Interest expense                                            $16,453      62,544      14,197       14,836       15,976       17,535
                                                            -------     -------     -------      -------      -------      -------
Net interest income                                         $36,603     107,415      28,253       27,148       26,626       25,388
Provision for credit losses                                 $ 1,750       7,929       2,007        1,757        2,208        1,957
                                                            -------     -------     -------      -------      -------      -------
Net interest income after provision for
credit losses                                               $34,853      99,486      26,246       25,391       24,418       23,431

Noninterest income:
   Banking services                                         $ 4,210      16,445       4,110        4,289        4,246        3,800
   Risk management services                                 $ 4,448      14,765       4,007        3,818        3,631        3,309
   Wealth management services                               $ 1,074       3,525         726          775        1,052          972
   Lending and leasing                                      $   923       3,617         906          853          959          899
   Bank-owned life insurance                                $   867       3,502         809        1,141          799          753
   Net realized gains (losses) on securities
   available for sale                                       $    60           9          51          (24)          (2)         (16)
   Other                                                    $   269       1,516         544          523          119          330
                                                            -------     -------     -------      -------      -------      -------
    Total noninterest income                                $11,851      43,379      11,153       11,375       10,804       10,047

Noninterest expense:
   Salaries and benefits                                    $15,883      50,377      12,743       13,037       12,025       12,572
   Occupancy and equipment                                  $ 3,356       9,315       2,331        2,284        2,259        2,441
   Technology and communications                            $ 2,566       9,647       2,397        2,553        2,337        2,360
   Marketing and advertising                                $   956       3,205         541          810          786        1,068
   Amortization of intangibles                              $ 1,041       1,384         378          398          290          318
   Other                                                    $ 4,777      14,349       4,348        3,338        3,375        3,288
                                                            -------     -------     -------      -------      -------      -------
    Total noninterest expense                               $28,579      88,277      22,738       22,420       21,072       22,047

Income from continuing operations before
income taxes                                                $18,125      54,588      14,661       14,346       14,150       11,431
Income taxes from continuing operations                     $ 6,210      18,646       4,551        5,042        5,073        3,980
                                                            -------     -------     -------      -------      -------      -------
    Income from continuing operations                       $11,915      35,942      10,110        9,304        9,077        7,451
Income (loss) from discontinued operations,
net of tax (2)                                              $    --         164         (22)          --           23          163
                                                            -------     -------     -------      -------      -------      -------
    Net income                                              $11,915      36,106      10,088        9,304        9,100        7,614
                                                            -------     -------     -------      -------      -------      -------

----------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
----------------------------------------------------------------------------------------------------------------------------------

Net income per share:
   Basic                                                    $  0.15        0.55        0.15         0.14         0.14         0.12
   Diluted                                                  $  0.15        0.53        0.15         0.14         0.13         0.11
Cash dividends                                              $  0.07        0.22        0.06         0.06         0.05         0.05
Dividend payout ratio                                         46.67%      40.00%      40.00%       42.86%       35.71%       41.67%
Dividend yield (annualized)                                    2.06%       1.47%       1.59%        1.58%        1.44%        1.73%
Market price (NASDAQ: FNFG):
   High                                                     $ 15.78       16.55       15.64        16.55        14.20        11.92
   Low                                                      $ 13.32       10.11       13.85        13.70        11.40        10.11
   Close                                                    $ 13.64       14.97       14.97        15.09        13.92        11.75

----------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
(Annualized)
----------------------------------------------------------------------------------------------------------------------------------

Net income:
   Return on average assets                                    1.02%       1.02%       1.13%        1.04%        1.02%        0.89%
   Return on average equity                                    5.29%       5.19%       5.50%        5.13%        5.09%        5.00%
   Return on average tangible equity (1)                       7.91%       6.15%       6.53%        6.08%        5.99%        5.98%

As a percentage of average assets:
   Noninterest income                                          1.01%       1.23%       1.25%        1.27%        1.21%        1.18%
   Noninterest expense                                         2.44%       2.50%       2.54%        2.51%        2.36%        2.58%
                                                            -------     -------     -------      -------      -------      -------
   Net overhead                                                1.43%       1.27%       1.29%        1.24%        1.15%        1.40%
Efficiency ratio                                              58.98%      58.54%      57.70%       58.20%       56.30%       62.22%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                 2004                                        2003
                                              ----------     ----------------------------------------------------------------------
                                                 First       Year Ended       Fourth         Third          Second         First
                                                Quarter     December 31,     Quarter        Quarter        Quarter        Quarter
                                              ----------     ----------     ----------     ----------     ----------     ----------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                  $4,701,761      3,531,697      3,545,301      3,540,403      3,579,903      3,460,151
Total interest-earning assets                 $4,117,336      3,226,208      3,228,756      3,230,971      3,280,842      3,163,493
Fed funds and other short-term investments    $   59,130        220,330        137,175        167,878        282,842        295,743
Securities, at amortized cost                 $1,119,987        737,703        774,734        759,271        734,489        681,051
Loans (3)                                     $2,927,675      2,255,703      2,308,146      2,294,650      2,250,864      2,167,176
Goodwill and other intangibles                $  299,300        109,207        114,876        112,446        107,631        101,695
Interest-bearing liabilities:
   Savings accounts                           $  929,639        670,785        646,954        654,076        676,024        706,930
   Interest-bearing checking                  $  816,016        525,346        537,431        550,020        527,440        485,655
   Certificates of deposit                    $1,147,295        998,428        992,314        966,017      1,021,369      1,014,610
   Other borrowed funds                       $  610,134        431,299        426,005        425,166        436,178        438,047
                                              ----------     ----------     ----------     ----------     ----------     ----------
     Total interest-bearing liabilities       $3,503,084      2,625,858      2,602,704      2,595,279      2,661,011      2,645,242

Interest-bearing deposits                     $2,892,950      2,194,559      2,176,699      2,170,113      2,224,833      2,207,195
Noninterest-bearing deposits                  $  234,016        155,546        163,960        167,862        149,727        140,237
                                              ----------     ----------     ----------     ----------     ----------     ----------
   Total deposits                             $3,126,966      2,350,105      2,340,659      2,337,975      2,374,560      2,347,432

Stockholders' equity                          $  905,161        695,914        727,413        719,606        716,980        618,195
Tangible equity (1)                           $  605,861        586,707        612,537        607,160        609,349        516,500
Common shares outstanding:
   Basic                                          77,407         66,111         66,289         66,276         66,126         65,758
   Diluted                                        78,917         67,754         67,941         68,002         67,722         67,268

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES
-----------------------------------------------------------------------------------------------------------------------------------

Investment securities                               2.78%          2.35%          2.76%          2.12%          1.82%          2.72%
Loans                                               6.20%          6.64%          6.37%          6.50%          6.80%          6.90%
     Total interest-earning assets                  5.16%          5.27%          5.24%          5.18%          5.20%          5.46%

Savings accounts                                    0.88%          1.01%          0.75%          0.84%          0.96%          1.50%
Interest-bearing checking                           0.86%          0.91%          0.83%          0.85%          0.85%          1.12%
Certificates of deposit                             2.29%          2.93%          2.61%          2.83%          3.03%          3.24%
Other borrowed funds                                4.07%          5.04%          4.95%          5.03%          5.07%          5.11%
     Total interest-bearing liabilities             1.89%          2.38%          2.16%          2.27%          2.41%          2.69%

Net interest rate spread                            3.27%          2.89%          3.08%          2.91%          2.79%          2.77%
Net interest margin                                 3.56%          3.33%          3.50%          3.36%          3.25%          3.21%

----------

(1)   Excludes goodwill and other intangible assets.
(2) Effective February 19, 2003, First Niagara Bank sold NOVA Healthcare Administrators, Inc., its wholly- owned third-party benefit plan administrator subsidiary. For the periods presented, the Company has reported the results of operations from NOVA as "Discontinued Operations." First quarter 2003 amounts include the net gain realized on the sale of $208,000.
(3)   Net of deferred costs and unearned discounts.